UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2017 (June 30, 2017)

Synacor, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33843	16-1542712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300 Buffalo, New York		14202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 853-1362

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2017 Synacor, Inc. (“Synacor”), together with certain of its subsidiaries, entered into the Seventh Amendment to Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (“SVB”). The Amendment amends the Loan and Security Agreement dated as of September 27, 2013 by and between Synacor and SVB, as previously amended (together with all amendments, the “Loan Agreement”), which provides for a $12 million secured line of credit (the “Revolving Line”) with a stated maturity date of September 25, 2018. The Revolving Line is available for cash borrowings, subject to a borrowing formula based upon eligible accounts receivable.

The Amendment amends, among other things, certain financial covenants that Synacor must maintain at all times, subject to periodic reporting as of the last day of each month.

The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNACOR, INC.

Date: July 6, 2018	By:	/s/ William J. Stuart
William J. Stuart
Chief Financial Officer and Secretary